UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 6, 2006


                              Pharma-Bio Serv, Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                     000-50956               20-0653570
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(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
        incorporation)                                       Identification No.)

373 Mendez Vigo, Suite 110, Dorado, Puerto Rico                     00646
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    (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:            (787) 278-2709

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

         On March 6, 2006, our audit committee dismissed Raich Ende Malter & Co. LLP ("Raich Ende") as our independent public accountant and selected Kevane Soto Pasarell Grant Thornton LLP ("Kevane") to serve as our independent public accountant for the year ending October 31, 2006. At no time since its engagement has Kevane had any direct or indirect financial interest in or any connection with us or any of our subsidiaries other than as independent accountant.

         Our financial statements at June 30, 2005 and for the year then ended and at June 30, 2004 and the period from January 14, 2004 (inception) to June 30, 2004 were audited by Raich Ende. The audit report of Raich Ende did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Raich Ende during the period ended June 30, 2005 or during the period subsequent to June 30, 2005 on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

         Kevane served as the independent accountant for our subsidiary, Plaza Consulting Group, Inc. ("Plaza"), for October 31, 2005 and the two years in the period then ending. Plaza consulted Kevane in connection with the Form 8-K, including the pro forma financial statements included therein, relating to the reverse acquisition.


Item 9.01  Financial Statements and Exhibits.


         Exhibits

         16.1  Letter from Raich Ende Malter & Co. LLP

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  PHARMA-BIO SERV, INC.
                                         (Registrant)

Date: March 24, 2006              /s/ Elizabeth Plaza
                                      ----------------------------------------
                                      Elizabeth Plaza, Chief Executive Officer